Exhibit 99.4

PROMISSORY NOTE

$1,400,000	Dated: January 25, 2007

FOR VALUE RECEIVED, the undersigned, Rainmaker Systems, Inc., a Delaware corporation (the “Maker”), HEREBY PROMISES TO PAY to CAS Systems, Inc., a California corporation (the “Payee”), the principal sum of ONE MILLION FOUR HUNDRED THOUSAND AND 00/100 DOLLARS ($1,400,000), in three consecutive annual installments of $466,666.67 each, commencing on January 25, 2008, with subsequent installments payable on each anniversary of such date, and with the last such installment to be due and payable on January 25, 2010 and in the amount necessary to repay in full the unpaid principal balance hereof.

The Maker further promises to pay interest on the outstanding principal amount of this Note from the date hereof until maturity, in arrears, on the last day of each calendar quarter commencing on March 31, 2007, at a rate per annum equal at all times to five and 36/100ths percent (5.36%). In the event that any amount of principal or interest is not paid in full when due (whether at stated maturity, by acceleration or otherwise), the Maker agrees to pay interest on such unpaid principal or interest, from the date such amount becomes due until the date such amount is paid in full, payable on demand, at a rate per annum equal at all times to six and 36/100ths percent (6.36%). All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Asset Purchase Agreement, dated as of January 25, 2007, by and among the Maker, the Payee, the shareholders of the Payee named therein (the “Shareholders”), Barry Hanson, as representative of the Shareholders, 3079028 Nova Scotia Company and Rainmaker Systems (Canada) Inc. (the “Purchase Agreement”) and is subject to the terms and conditions of the Purchase Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement. If an adjustment to the Purchase Price for the Assets occurs as a result of the application of Section 3(b) of the Purchase Agreement, the outstanding principal amount of this Note shall be adjusted downward in accordance with such Section 3(b) of the Purchase Agreement, effective as of January 25, 2007.

THE MAKER SHALL HAVE THE RIGHT TO WITHHOLD AND SET OFF AGAINST ANY AMOUNT DUE UNDER THIS NOTE THE AMOUNT OF ANY CLAIM

1.

FOR INDEMNIFICATION OR PAYMENT OF DAMAGES TO WHICH THE MAKER MAY BE ENTITLED UNDER THE PURCHASE AGREEMENT, AS PROVIDED IN SECTION 15(d) THEREOF.

All payments hereunder shall be made in lawful money of the United States of America, to the Payee, at 1330 Broadway, Suite 1200, Oakland, California 94612, or at such other place or to such account as the Payee from time to time shall designate in a written notice to the Maker.

Whenever any payment hereunder shall be stated to be due, or whenever any interest payment date or any other date specified hereunder would otherwise occur, on a day other than a Business Day (as defined below), then such payment shall be made, and such interest payment date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder. As used herein, “Business Day” means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in San Francisco, California.

Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, the Maker shall not be obligated to pay, and the Payee shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. As used herein, “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Payee in connection with this Note under applicable law.

The Maker may prepay the outstanding amount hereof in whole or in part at any time, without premium or penalty. Together with any such prepayment the Maker shall pay accrued interest on the amount prepaid.

An “Event of Default” under this Note shall mean the occurrence of one or more of the following described events: (a) the Maker shall default in the payment when due of principal of or interest on this Note whether at maturity or otherwise and such default shall continue for five (5) days; provided, however, that the exercise by the Maker in good faith of its right of set off hereunder, whether or not ultimately determined to be justified, shall not constitute an Event of Default; (b) if, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to the insolvency or relief of debtors (a “Bankruptcy Law”), the Maker shall (i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case; (iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or (v) admit in writing its inability to pay its debts as they become due; or (c) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Maker in an involuntary case; (ii) appoints a trustee, receiver, assignee, liquidator or similar official for the Maker or substantially all of the Maker’s properties; or (iii) orders the liquidation of the Maker, and in each case the order or decree is not dismissed within 60 days.

2.

If any Event of Default occurs and is continuing, the Payee may declare all of this Note to be due and payable immediately by written notice to the Maker. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency described in clauses (b) and (c) above, this Note will become due and payable immediately without further action or notice.

In the event that: (i) there is a Change of Control (as defined below) of Maker, or (ii) all or substantially all of the Assets is sold, conveyed, alienated, assigned, liquidated, divested or otherwise transferred by Maker, whether voluntarily or involuntarily, to a third party (other than an Affiliate of Maker), then the entire unpaid balance of the principal sum, together with all other sums due hereunder, will be immediately due and payable upon demand of Payee.

For purposes of this Note, “Change of Control” means: (a) when any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Maker representing fifty percent (50%) or more of the total voting power represented by Maker’s then outstanding voting securities; (b) any merger, consolidation or transfer of securities of Maker with or into another corporation, other than a merger, consolidation or transfer of securities in which the holders of more than 50% of the shares of capital stock of Maker outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than 50% of the total voting power represented by the voting securities of Maker, or such surviving entity, outstanding immediately after such transaction, or (c) the sale, transfer, or disposal by other means of all or substantially all of Maker’s assets (or consummation of any transaction having similar effect).

If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings, or if this Note is placed in the hands of attorneys for collection after an Event of Default, the Maker agrees to pay reasonable attorneys’ fees and costs incurred by the Seller for the collection of payment under this Note.

To the extent permitted by applicable law, the Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

No single or partial exercise of any power under this Note shall preclude any other or further exercise of such power or exercise of any other power. No delay or omission on the part of the Payee in exercising any right under this Note shall operate as a waiver of such right or any other right hereunder.

If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

3.

This Note shall not be assigned or transferred by the Payee without the express prior written consent of the Maker, except that the Payee may assign this Note to the Shareholders. Subject to the preceding sentence, this Note will be binding in all respects upon the Maker and inure to the benefit of the Payee and its successors and assigns.

Maker hereby irrevocably submits to the nonexclusive jurisdiction and venue of any state court sitting in Alameda County, California, in any action or proceeding brought to enforce or otherwise arising out of or related to this Note and irrevocably waives to the fullest extent permitted by law any objection which Maker may now or hereafter have to the resting of such jurisdiction and venue in such forum, and hereby further irrevocably waives any claim that such forum is an inconvenient forum.

[Remainder of this page intentionally left blank.]

4.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH CALIFORNIA LAW.

RAINMAKER SYSTEMS, INC.

/s/ Michael Silton
Name: Michael Silton
Title: President and CEO

5.